Exhibit 99.5

FORM OF LETTER TO CLIENTS FOR USE BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

WEYERHAEUSER COMPANY

Offer to Exchange All Common Shares of

WEYERHAEUSER REAL ESTATE COMPANY

Which Are Owned by Weyerhaeuser Company

and Will Be Converted into the Right to Receive Shares of Common Stock of

TRI POINTE HOMES, INC.

for

Common Shares of Weyerhaeuser Company

Pursuant to the Prospectus—Offer to Exchange, dated [    ], 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON [    ], 2014, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. COMMON SHARES OF WEYERHAEUSER COMPANY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

To Our Clients:

Enclosed for your consideration are the Prospectus—Offer to Exchange, dated [    ], 2014 (together with any amendments or supplements thereto, the “Prospectus—Offer to Exchange”) and the related Letter of Transmittal (the “Letter of Transmittal”), including instructions therefor, for tendering common shares of Weyerhaeuser Company (“Weyerhaeuser”), par value $1.25 per share (“Weyerhaeuser common shares”), which collectively constitute the offer by Weyerhaeuser to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company (“WRECO”), par value $0.04 per share (“WRECO common shares”), which are owned by Weyerhaeuser. Immediately following the consummation of the exchange offer, Topaz Acquisition, Inc. (“Merger Sub”), a wholly-owned subsidiary of TRI Pointe Homes, Inc. (“TRI Pointe”), will be merged with and into WRECO, with WRECO surviving the merger and becoming a wholly owned subsidiary of TRI Pointe (the “Merger”). In the Merger, each issued and outstanding WRECO common share will be converted into the right to receive 1.297 fully paid and non-assessable shares of common stock of TRI Pointe (“TRI Pointe common stock”). Accordingly, WRECO common shares will not be transferred to participants in the exchange offer; participants will instead receive shares of TRI Pointe common stock in the Merger. No trading market currently exists or will ever exist for WRECO common shares. You will not be able to trade the WRECO common shares before or after they are converted into the right to receive shares of TRI Pointe common stock in the Merger. There can be no assurance that shares of TRI Pointe common stock issued in the Merger will trade at the same prices at which shares of TRI Pointe common stock are traded prior to the Merger.

We are the holder of record (directly or indirectly) of Weyerhaeuser common shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Weyerhaeuser common shares held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the Weyerhaeuser common shares held by us for your account, upon the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange.

Your attention is directed to the following:

1. Weyerhaeuser is offering to exchange all issued and outstanding WRECO common shares for Weyerhaeuser common shares that are validly tendered and not properly withdrawn prior to the expiration of the exchange offer. Subject to an upper limit, for each $1.00 of Weyerhaeuser common shares accepted in the exchange offer, you will ultimately receive $[            ] of fully paid and non-assessable shares of TRI Pointe common stock as a result of the exchange offer and the Merger. See the section in the Prospectus—Offer to Exchange entitled “This Exchange Offer—Terms of this Exchange Offer—Upper Limit.” The exchange offer does not provide for a minimum exchange ratio. See “This Exchange Offer—Terms of this Exchange Offer.” IF THE UPPER LIMIT IS IN EFFECT, AND UNLESS YOU PROPERLY WITHDRAW YOUR SHARES, YOU WILL RECEIVE LESS THAN $[            ] OF WRECO COMMON SHARES FOR EACH $1.00 OF WEYERHAEUSER COMMON SHARES THAT IS ACCEPTED IN THE EXCHANGE OFFER, AND YOU COULD RECEIVE MUCH LESS.

Weyerhaeuser will calculate the value of Weyerhaeuser common shares, WRECO common shares and shares of TRI Pointe common stock based on the simple arithmetic averages of the daily volume-weighted average prices (“VWAP”) of Weyerhaeuser common shares and TRI Pointe common stock on the New York Stock Exchange (“NYSE”) on each of the last three trading days (“Valuation Dates”) of the exchange offer period (including the expiration date), as it may be voluntarily extended, but not including the last two trading days that are part of any Mandatory Extension (as described below).

2. Weyerhaeuser’s obligation to exchange WRECO common shares for Weyerhaeuser common shares is subject to certain conditions, as described in the Prospectus—Offer to Exchange in the section entitled “This Exchange Offer—Conditions for Consummation of this Exchange Offer,” which you should review in detail.

3. Weyerhaeuser common shares validly tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration of the exchange offer and, unless Weyerhaeuser has previously accepted such shares pursuant to the exchange offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the exchange offer. Once Weyerhaeuser accepts Weyerhaeuser common shares pursuant to the exchange offer, your tender is irrevocable.

4. Tendering shareholders who fail to complete and sign the Substitute Form W-9 included in the Letter of Transmittal or submit a complete IRS Form W-8BEN, as applicable, may be subject to required U.S. federal backup withholding tax applicable to the gross cash proceeds payable to such shareholder or other payee pursuant to the exchange offer.

The exchange offer is made solely by means of the Prospectus—Offer to Exchange and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of Weyerhaeuser common shares in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the exchange offer presented does not extend to you.

If you wish to have us tender any or all of your Weyerhaeuser common shares, please complete, sign, detach and return to us the instruction form on the reverse side of this letter hereof. An envelope to return your instruction form to us is enclosed. If you authorize tender of your Weyerhaeuser common shares, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the date of expiration of the exchange offer.

The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on [    ], 2014, unless the exchange offer is extended or terminated.

Instruction Form with Respect to

WEYERHAEUSER COMPANY

Offer to Exchange

All Issued and Outstanding Common Shares of

WEYERHAEUSER REAL ESTATE COMPANY

which will be converted into

Shares of Common Stock of TRI Pointe Homes, Inc.

for

Common Shares of Weyerhaeuser Company

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus—Offer to Exchange, dated [    ], 2014 (the “Prospectus—Offer to Exchange”) and the related Letter of Transmittal in connection with the offer by Weyerhaeuser Company to exchange all issued and outstanding common shares of Weyerhaeuser Real Estate Company, par value $0.04 per share, that will be converted into shares of TRI Pointe Homes, Inc. common stock, par value $0.01 per share, for common shares of Weyerhaeuser, par value $1.25 per share (“Weyerhaeuser common shares”).

This instructs you to tender the number of Weyerhaeuser common shares indicated below (or if no number is indicated below, all Weyerhaeuser common shares held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange and in the related Letter of Transmittal furnished to the undersigned.

Account Number:	SIGN HERE:
Weyerhaeuser common shares to be tendered
Signature(s)

Name(s)
ODD-LOTS
☐ By checking this box, I represent that I own	Address(s)
beneficially less than 100 Weyerhaeuser common
Shares, am tendering all my Weyerhaeuser
common shares, and do not wish to be subject
to proration.

(Zip Code)

Dated	Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s) as applicable

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE TRANSFER AGENT, THE INFORMATION AGENT, WEYERHAEUSER REAL ESTATE COMPANY, WEYERHAEUSER COMPANY OR TRI POINTE HOMES, INC.